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                                                                  Exhibit 23(c)







                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Taisil Electronic Materials Corporation:



We consent to incorporation by reference in the registration statements (Nos. 33-96420 and 333-19159) on Form S-8 of MEMC Electronic Materials, Inc. of our report dated February 9, 1999, relating to the balance sheets of Taisil Electronic Materials Corporation as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years ended December 31, 1998, which report is included in this Form 8-K/A of MEMC Electronic Materials, Inc.


                                /s/KPMG Certified Public Accountants



Taipei, Taiwan
March 16, 1999